Exhibit 99

Investor Contact:

Megan Jones

Exact Sciences Corp.

meganjones@exactsciences.com

608-535-8815

For Immediate Release

Second-quarter revenue increased 94 percent to $200 million and Cologuard test volume increased 93 percent to 415,000

•                  Estimated Cologuard® market share increased to 5.7 percent during the second quarter

•                  More than 13,000 health care providers ordered their initial Cologuard test during the second quarter, and nearly 174,000 have ordered since the test was launched

•                  Company separately announces a definitive agreement to combine with Genomic Health, Inc.

MADISON, Wis., July 29, 2019 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company generated revenue of $199.9 million and screened approximately 415,000 people with Cologuard during the quarter ended June 30, 2019. Second-quarter 2019 revenue and test volume grew 94 percent and 93 percent, respectively, from the same period of 2018.

“The Exact Sciences team delivered another strong quarter, bringing us closer to our goal of capturing at least 40-percent share of the U.S. colorectal cancer screening market with Cologuard, from about 6 percent today,” said Kevin Conroy, chairman and CEO of Exact Sciences. “The foundation we’ve built with our team, infrastructure, and commercial scale positions Exact Sciences well for continued growth.”

Second-Quarter 2019 Financial Results

For the three-month period ended June 30, 2019, as compared to the same period of 2018 (where applicable):

•                  Revenue was $199.9 million, an increase of 94 percent, and test volume was 415,000, an increase of 93 percent

•                  Average Cologuard recognized revenue per test was unchanged at $479

•                  Average Cologuard cost per test was $123, an improvement of $2 per test

•                  Gross margin was 74 percent, an increase of 30 basis points

•                  Operating expenses were $182.1 million, an increase of 68 percent

•                  Net loss was $38.4 million, or $0.30 per share, compared to $36.4 million, or $0.30 per share

•                  Non-cash interest expense related to convertible debt was $19.8 million, or $0.16 per share

•                  Cash utilization was $43.3 million, compared to $45.3 million

•                  Cash, cash equivalents and marketable securities were $1.2 billion at the end of the quarter

•                  More than 13,000 healthcare providers ordered their first Cologuard test during the second quarter, and nearly 174,000 have ordered since the test was launched

2019 Outlook

•                  The company anticipates revenue of $800-$810 million during 2019, an increase from prior guidance of $725-$740 million. The company’s updated guidance does not include the impact of the pending combination with Genomic Health.

The company’s guidance for revenue is a forward-looking statement. It is subject to various risks and uncertainties that could cause the company’s actual results to differ materially from the anticipated targets. There can be no assurance the company will meet these financial projections. See the cautionary information about forward-looking statements in the “Forward-Looking Statements” section of this news release.

Second-Quarter and Genomic Health Combination Conference Call & Webcast

In light of the combination with Genomic Health announced separately today, Exact Sciences will not hold its previously announced earnings conference call that had been scheduled for July 30, 2019. The two companies will host a joint conference call today at 8:00 a.m. ET to discuss the transaction as well as each companies’ second-quarter 2019 financial results. The webcast will be available at www.exactsciences.com. Domestic callers should dial 877-201-0168 and international callers should dial +1-647-788-4901.

An archive of the webcast will be available at www.exactsciences.com. A replay of the conference call will be available by calling 800-585-8367 domestically or 416-621-4642 internationally. The access code for the replay of the call is 8288326. The webcast, conference call, and replay are open to all interested parties.

About Cologuard

Cologuard was approved by the FDA in August 2014 and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. Cologuard is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). Cologuard is indicated to screen adults of either sex, 50 years or older, who are at average risk for colorectal cancer. Cologuard is not for everyone and is not a replacement for diagnostic colonoscopy or surveillance colonoscopy in high-risk individuals, including those with a history of colorectal cancer and advanced adenoma, a family history of colorectal cancer, IBD or certain hereditary syndromes. False positives and false negatives do occur. Any positive test result should be followed by a diagnostic colonoscopy. Following a negative result, patients should continue participating in a screening program at an interval and with a method appropriate for the individual patient. Cologuard performance when used for repeat testing has not been evaluated or established. Medicare and most major insurers cover Cologuard. For more information about Cologuard, visit www.cologuardtest.com. Rx Only.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of some of the deadliest forms of cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. For more information, please visit the company’s website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences or find Exact Sciences on Facebook.

Cautionary Statement

This communication contains statements, including statements regarding the proposed acquisition of Genomic Health, Inc. (“Genomic Health”) by Exact Sciences Corporation (“Exact Sciences”) that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this communication regarding strategies, prospects, financial condition, operations, costs, plans, objectives and the proposed acquisition of Genomic Health by Exact Sciences are forward-looking statements. Examples of forward-looking statements include, among others, statements regarding expected future operating results, anticipated results of sales and marketing efforts, expectations concerning payer reimbursement, the anticipated results of product development efforts, the anticipated benefits of the proposed acquisition of Genomic Health, including estimated synergies and other financial impacts, and the expected timing of completion of the transaction. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: the ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; the ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; the ability of Exact Sciences and Genomic Health to successfully develop new products and services; the ability to effectively utilize strategic partnerships, such as through Exact Sciences’ Promotion Agreement with Pfizer, Inc., and acquisitions; success establishing and maintaining collaborative, licensing and supplier arrangements; the ability of Exact Sciences and Genomic Health to maintain regulatory approvals and comply with applicable regulations; the ability of Exact Sciences and Genomic Health to receive the required regulatory approvals for the proposed merger with Genomic Health and approval of Genomic Health’s stockholders and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of Exact Sciences and Genomic Health to terminate the merger agreement; negative effects of the announcement or the consummation of the transaction on the market price of Exact Sciences’ and/or Genomic Health’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of the Exact Sciences shares to be issued in the transaction; significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed acquisition of Genomic Health cannot be realized in full or at all or may take longer to realize than expected; risks associated with contracts containing consent and/or other provisions that may be triggered by the proposed acquisition of Genomic Health; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of Genomic Health’s operations with those of Exact Sciences will be greater than expected; and the ability of Genomic Health and the combined company to retain and hire key personnel. There can be no assurance that the proposed acquisition of Genomic Health will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results, conditions or events to vary materially from those stated in forward-looking statements, please see Exact Sciences’ and Genomic Health’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) and other written statements made by Exact Sciences and/or Genomic Health from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information

In connection with the proposed transaction, Exact Sciences will file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Exact Sciences and a proxy statement of Genomic Health (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to Genomic Health’s stockholders when it becomes available. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Exact Sciences or Genomic Health when it becomes available. The documents filed by Exact Sciences with the SEC may be obtained free of charge at Exact Sciences’ website at www.exactsciences.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Exact Sciences by requesting them by mail at Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, or by telephone at 608-535-8815. The documents filed by Genomic Health with the SEC may be obtained free of charge at Genomic Health’s website at www.genomichealth.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Genomic Health by requesting them by mail at Genomic Health, 301 Penobscot Drive, Redwood City, California 94063, or by telephone at (650) 556-9300.

Participants in the Solicitation

Exact Sciences, Genomic Health and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Exact Sciences’ directors and executive officers is available in Exact Sciences’ proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2019, and Exact Sciences’ Current Report on Form 8-K, which was filed with the SEC on July 26, 2019. Information about Genomic Health’s directors and executive officers is available in Genomic Health’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2019, and Genomic Health’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Stockholders, potential investors and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Exact Sciences or Genomic Health as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenue	$199,870	$102,894	$361,913	$193,190

Cost of sales	51,563	26,888	94,815	49,802
Gross margin	148,307	76,006	267,098	143,388

Operating expenses:
Research and development	30,203	14,712	62,219	29,647
General and administrative	63,734	39,565	127,764	75,132
Sales and marketing	88,190	54,431	179,129	107,839
Total operating expenses	182,127	108,708	369,112	212,618
Loss from operations	(33,820)	(32,702)	(102,014)	(69,230)

Other income (expense)
Investment income	7,669	4,917	14,324	8,590
Interest expense	(12,712)	(8,603)	(34,702)	(15,113)
Total other income	(5,043)	(3,686)	(20,378)	(6,523)

Net loss before tax	(38,863)	(36,388)	(122,392)	(75,753)

Income tax benefit (expense)	443	1	913	(58)

Net loss	$(38,420)	$(36,387)	$(121,479)	$(75,811)

Net loss per share - basic and diluted	$(0.30)	$(0.30)	$(0.95)	$(0.62)

Weighted average common shares
outstanding - basic and diluted	129,182	122,129	127,723	121,578

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$205,058	$160,430
Marketable securities	1,034,364	963,752
Accounts receivable, net	63,903	45,329
Inventory, net	47,781	39,148
Prepaid expenses and other current assets	23,690	19,408
Property and equipment, net	335,499	245,259
Intangibles, net	45,046	46,281
Other long-term assets	26,602	4,415
Total assets	$1,781,943	$1,524,022

Liabilities and stockholders’ equity
Total current liabilities	$492,463	$136,169
Convertible notes, net	469,595	664,749
Long-term debt	24,429	24,494
Other long-term liabilities	29,924	17,669
Total stockholders’ equity	765,532	680,941
Total liabilities and stockholders’ equity	$1,781,943	$1,524,022